UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2008

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri  63105
(Address of Principal Executive Offices)

(314) 854-8520
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01                                           Changes in Registrant’s Certifying Accountant.

(a)	Engagement of new principal independent accountant

On December 13, 2007 the Audit Committee (“Committee”) of FutureFuel Corp. (“FutureFuel”) instructed the management of FutureFuel to undertake a request for proposal from independent registered accounting firms to serve as FutureFuel’s auditor for the fiscal year ended December 31, 2007 and for the purposes of performing quarterly reviews for the fiscal 2008 quarters.  In response to this request, proposals were received from certain accounting firms, including KPMG LLP (“KPMG”) and RubinBrown LLP (“RubinBrown”).

Following its evaluation of these proposals, on February 13, 2008 the Committee engaged RubinBrown to serve as FutureFuel’s independent auditor for the fiscal year ended December 31, 2007 and all interim periods thereafter.  Additionally, RubinBrown will perform the quarterly review of FutureFuel’s interim period results for the period ended September 30, 2007.

During FutureFuel’s two most recent fiscal years and any subsequent interim period prior to engaging RubinBrown, FutureFuel has not consulted with RubinBrown regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on FutureFuel’s financial statements, nor did RubinBrown provide advice to FutureFuel, either written or oral, that was an important factor considered by FutureFuel in reaching a decision as to an accounting, auditing or financial reporting issue.  Further, during FutureFuel’s two most recent fiscal years and any subsequent interim period prior to engaging RubinBrown, FutureFuel did not consult with RubinBrown on any matter that was the subject of a disagreement or a reportable event.

Based in St. Louis, Missouri, RubinBrown is a certified public accounting firm that is registered with the Public Company Accounting Oversight Board, a private sector, non-profit corporation, created by the Sarbanes-Oxley Act of 2002 to oversee the auditors of public companies in order to protect the interests of investors and further the public interest in the preparation of informative, fair, and independent audit reports.  Additionally, RubinBrown is an independent member of Baker Tilly International, an association of 138 independent regional accounting and business consulting firms with affiliates in 104 countries.  The Chairman of RubinBrown is currently the Chairman of Baker Tilly International.

(b)	Dismissal of previous principal independent accountant

KPMG currently serves as the principal accountant for FutureFuel for the fiscal years ended December 31, 2006 and 2005.  As announced on July 25, 2007, the consolidated financial statements for the year ended December 31, 2006, and the three-month period ended March 31, 2007, contained material errors in the application of purchase accounting.  FutureFuel is currently in the process of amending its registration statement on Form 10, as previously filed on June 26, 2007, to reflect correction of these errors.  As a result of the Committee’s engagement of RubinBrown to serve as FutureFuel’s independent auditor for the fiscal year ended December 31, 2007, KPMG was notified on February 13, 2008, that it will be dismissed as independent auditor for FutureFuel upon completion of the filing of the 2nd Amendment to the Form 10 and the Form 10-Q as of and for the period ended June 30, 2007 and the issuance of KPMG’s reports to be included in the 2nd Amendment to the Form 10.

(i)
The audit reports of KPMG on FutureFuel’s consolidated financial statements as of and for the years ended December 31, 2006 and 2005, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle, except as follows:

KPMG’s report, dated April 23, 2007, except as to Note 2, which is dated as of December 27, 2007, on the 2006 and 2005 consolidated financial statements of  FutureFuel Corp contained a separate paragraph stating that “As described in

Note 2 to the consolidated financial statements, the Company has restated the accompanying consolidated financial statements as of December 31, 2006 and 2005 and for the year ended December 31, 2006 and for the period from August 12, 2005 (Inception) to December 31, 2005”.

(ii)
During the two fiscal years that ended December 31, 2006 and 2005, and the subsequent interim period through February 13, 2008, there were no: (1) disagreements between FutureFuel and KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that, in connection with the issuance of its audit report on FutureFuel’s consolidated financial statements as of and for the years ended December 31, 2006 and 2005, KPMG advised FutureFuel that a material weakness in internal controls existed related to (a) the lack of maintaining effective controls in the monitoring of the accrual of certain liabilities and (b) in the application, monitoring and review of the application of certain complex accounting standards and assumptions, primarily associated with FutureFuel’s application of purchase accounting, applied within the financial reporting process.

To address the weakness identified related to the accrual of certain liabilities, FutureFuel has designed and implemented new procedures surrounding its end-of-period close process including a comprehensive review of open work projects at the plant site and of inventory receipts occurring at or around the end-of-period close date.  FutureFuel’s remediation of the weaknesses related to the application of purchase accounting has been to adjust the financial data in its ERP system to apply purchase accounting, thereby alleviating the need to work outside of its normal control environment (which it anticipates having completed by the end of the second quarter of 2008) and to ensure the appropriate level of review by individuals with the appropriate level of knowledge who are independent of the process of preparing the initial accounting entries.  Lastly, FutureFuel has implemented a more rigorous internal control surrounding the preparation and calculation of income taxes.

FutureFuel has provided KPMG with a copy of the above disclosures in response to Item 304(a) of Regulation S-K in conjunction with the filing of this Form 8-K.  FutureFuel requested that KPMG deliver to FutureFuel a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree.  A copy of the letter of KPMG is filed as Exhibit 16.1 to the Form 8-K Current Report.

Item 9.01 Financial Statements and Exhibits

d) Exhibits

Exhibit Number	Description
16.1	Letter, dated February 20, 2008 from KPMG LLP to the U.S. Securities and Exchange Commission (filed herewith).
99	FutureFuel Corp. Press Release dated February 20, 2008 announcing the appointment of RubinBrown LLP (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Douglas D. Hommert
Douglas D. Hommert, Executive Vice President, Secretary and Treasurer

Date:  February 20, 2008

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter, dated February 20, 2008 from KPMG LLP to the U.S. Securities and Exchange Commission

99	FutureFuel Corp. Press Release dated February 20, 2008 announcing the appointment of RubinBrown LLP